    As filed with the Securities and Exchange Commission on January 13, 2003

                           Registration No. 333-49110

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549
                                   ___________

                        POST-EFFECTVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ___________

                        SURGICAL LASER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                31-1093148
             (State or other                         (I.R.S. Employer
             jurisdiction of                          Identification
            incorporation or                              Number)
              organization)

                               147 KEYSTONE DRIVE
                       MONTGOMERYVILLE, PENNSYLVANIA 18936
                                 (215) 619-3600
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           2000 EQUITY INCENTIVE PLAN
                           --------------------------
                              (Full title of plan)

                              JEFFREY F. O'DONNELL
                             CHIEF EXECUTIVE OFFICER
                        SURGICAL LASER TECHNOLOGIES, INC.
                               147 KEYSTONE DRIVE
                       MONTGOMERYVILLE, PENNSYLVANIA 18936
                                 (215) 619-3600
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                                   ___________
                                   Copies to:
                      Luce, Forward, Hamilton & Scripps LLP
                      Attn: Jeffrey P. Berg, Esq.
                      11755 Wilshire Boulevard, Suite 1600
                      Los Angeles, CA 90025
                      (310) 481-5200
                      (310) 481-5206 (fax)

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                                EXPLANATORY NOTE

         Pursuant to a Registration Statement on Form S-8 (File No. 333-49110) (the "Registration Statement"), Surgical Laser Technologies, Inc. (the "Registrant") registered shares of its common stock, $0.01 par value per share (the "Registrant Common Stock"), under the Securities Act of 1933, as amended, for offer and issuance pursuant to the Registrant's 2000 Equity Incentive Plan. On December 27, 2002, the Registrant merged with a wholly owned subsidiary of PhotoMedex, Inc. Therefore, pursuant to the Registrant's undertaking contained in the Registration Statement, this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering 199,000 shares of Registrant Common Stock which remain unsold under the 2000 Equity Incentive Plan.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, including Rule 478 promulgated thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montgomeryville, Pennsylvania on January 13, 2003.

                                   SURGICAL LASER TECHNOLOGIES, INC.


                                   By: /s/ Jeffrey F. O'Donnell
                                       ------------------------
                                       Jeffrey F. O'Donnell
                                       Chief Executive Officer and Sole Director

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